DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244

March 25, 2011

Statoil ASA
Forusbeen 50
N-4035 Stavanger
Norway

Ladies and Gentlemen:

We hereby consent to the references to DeGolyer and MacNaughton contained in the section entitled “3.10.2 Proved oil and gas reserves; Report of DeGolyer and MacNaughton” of the Annual Report on Form 20-F for the year ended December 31, 2010, of Statoil ASA (the Form 20-F), to the inclusion of our third-party letter report dated March 9, 2011, concerning our evaluation of certain oil and gas properties of Statoil ASA (Third-Party Report) which is included as an exhibit to the Form 20-F, and to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-168426) pertaining to the Statoil North America, Inc. 2004 Employee Share Purchase Plan and in the Registration Statement on Form F-3 (File No. 333-167092) of Statoil ASA and Statoil Petroleum AS of our Third-Party Report.

Very truly yours, /s/ DeGolyer and MacNaughton DeGOLYER and MacNAUGHTON Texas Registered Engineering Firm F-716